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                                                                     Exhibit 3.2

                                    BYLAWS OF

                             HEALTHDESK CORPORATION

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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I - Offices .......................................................... 1

 Section  1. Principal Office................................................. 1
 Section  2. Other Offices ................................................... 1

ARTICLE II - Meetings of Shareholders ........................................ 1

 Section  3. Place of Meeting................................................. 1
 Section  4. Annual Meeting .................................................. 1
 Section  5. Special Meeting.................................................. 1
 Section  6. Notice of Shareholders' Meeting.................................. 2
 Section  7. Quorum .......................................................... 3
 Section  8. Adjourned Meeting ............................................... 3
 Section  9. Waiver or Consent by Shareholders ............................... 3
 Section 10. Action Without Meeting........................................... 4
 Section 11. Voting Rights; Cumulative Voting................................. 4
 Section 12. Proxies.......................................................... 5
 Section 13. Inspectors of Election........................................... 5

ARTICLE III - Directors; Management........................................... 6

 Section 14. Powers .......................................................... 6
 Section 15. Number and Qualification of Directors ........................... 6
 Section 16. Election and Term of Office...................................... 6
 Section 17. Removal of Directors ............................................ 7
 Section 18. Vacancies ....................................................... 7
 Section 19. Place of Meeting ................................................ 8
 Section 20. Organizational Meetings ......................................... 8
 Section 21. Special Meeting ................................................. 8
 Section 22. Quorum .......................................................... 8
 Section 23. Contents of Notice and Waiver of Notice ......................... 9
 Section 24. Adjournment ..................................................... 9
 Section 25. Notice of Adjournment ........................................... 9
 Section 26. Telephone Participation.......................................... 9
 Section 27. Action without Meeting .......................................... 9
 Section 28. Fees and Compensation ........................................... 9

ARTICLE IV - Officers ........................................................ 9

 Section 29. Officers ........................................................ 9
 Section 30. Election ........................................................10
 Section 31. Subordinate Officers ............................................10
 Section 32. Removal and Resignation .........................................10
 Section 33. Vacancies .......................................................10
 Section 34. Chairman of the Board............................................10
 Section 35. President .......................................................10
 Section 36. Vice Presidents .................................................11
 Section 37. Secretary .......................................................11
 Section 38. Chief Financial Officer .........................................11

ARTICLE V - General Corporate Matters.........................................12

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  Section 39. Record Date and Closing of Stockbooks ..........................12
  Section 40. Corporate Records and Inspection by Shareholders and Directors .12
  Section 41. Checks, Drafts, Evidences of Indebtedness.......................13
  Section 42. Corporate Contracts and Instruments; How Executed ..............13
  Section 43. Stock Certificates .............................................13
  Section 44. Lost Certificates ..............................................14
  Section 45. Reports to Shareholders.........................................14
  Section 46. Indemnity of Officers and Directors ............................15

ARTICLE VI - Amendments.......................................................19

  Section 47. Amendments by Shareholders .....................................19
  Section 48. Amendments by Directors ........................................19

ARTICLE VII - Committees of the Board.........................................20

  Section 49. Committees of the Board ........................................20

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                                    ARTICLE I

                                     Offices

         Section 1. Principal Office. The principal executive office in the State of California for the transaction of the business of the corporation (called the principal office) shall be fixed from time to time by resolution of the Board of Directors.

         Section 2. Other Offices. One or more branches or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as the Board deems appropriate.

                                   ARTICLE II

                            Meetings of Shareholders

         Section 3. Place of Meeting. Meetings of the shareholders shall be held at any place within or outside the State of California that may be designated either by the Board of Directors in accordance with these Bylaws, or by the written consent of all persons entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary of the corporation. If no such designation is made, the meetings shall be held at the principal office of the corporation designated in accordance with Section 1 of these Bylaws.

         Section 4.     Annual Meeting.

         (a) The annual meeting of the shareholders shall be held on the first Tuesday of April of each year at the principal office, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at which time the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may properly be brought before the meeting.

         (b) If the annual meeting of shareholders shall not be held on the date above specified, the Board of Directors shall cause such a meeting to be held as soon thereafter as convenient, and any business transacted or election held at such meeting shall be as valid as if transacted or held at an annual meeting on the date above specified.

         Section 5. Special Meeting. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. At such meetings, no business may be transacted other than as is generally specified in the notice provided to the shareholders pursuant to Section 6 of these Bylaws.

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         Section 6.     Notice of Shareholders' Meeting.

         (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of Section 601(f) of the California Corporations Code (the "Code"), any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

         (b) Notice of a shareholders' meeting shall be given either personally or by first class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal office of the corporation is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

         (c) Notwithstanding the foregoing, whenever the corporation has outstanding shares held of record by five hundred (500) or more persons, notice may be given by third class mail as provided in Sections 601(a) and 601(b) of the Code.

         (d) If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

         (e) Upon request in writing to the Chairman of the Board, President, Vice President or Secretary by any person entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after the receipt of the request.

         Section 7. Quorum. The presence at any meeting, in person or by proxy, of the persons entitled to vote a majority of the voting shares of the

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corporation shall constitute a quorum for the transaction of business.
Shareholders present at a valid meeting at which a quorum is initially present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholder to leave less than a quorum, if any action taken (other than adjournment) is approved by persons voting more than twenty-five percent (25%) of the shares entitled to vote.

         Section 8.     Adjourned Meeting.

         (a) Any annual or special shareholders' meeting may be adjourned from time to time, even though a quorum is not present, by vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy, provided that in the absence of a quorum, no other business may be transacted at the meeting except as provided in Section 7.

         (b) Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 9.     Waiver or Consent by Shareholders.

         (a) The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, one or more of the holders of each of the shares entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         (b) Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by Section 6 of these Bylaws or Section 601(f) of the Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601(f) of the Code.

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         Section 10.    Action Without Meeting.

         (a) Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, except that unanimous written consent shall be required for election of directors to non-vacant positions.

         (b) Unless the consents of all shareholders entitled to vote have been solicited or received in writing, notice shall be given to non-consenting shareholders to the extent required by Section 603(b) of the Code.

         (c) Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

         Section 11.    Voting Rights; Cumulative Voting.

         (a) Only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date fixed by the Board of Directors as provided in Section 39 hereof for the determination of shareholders of record shall be entitled to notice of and to vote at such meeting of shareholders. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given: and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         (b) Except as provided in the next following sentence and except as may be otherwise provided in the Articles of Incorporation, each shareholder entitled to vote shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders. In the election of directors, each such shareholder complying with the following paragraph may cumulate such shareholder's votes and give one candidate a number of votes equal to the number

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of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

         (c) No shareholder shall be entitled to cumulate votes in favor of any candidate or candidates unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, such fact shall be announced to all shareholders and proxies present, who may then cumulate their votes for candidates in nomination.

         (d) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

         (e) Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any shareholder made at the meeting and before the voting begins.

         Section 12. Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. All proxies must be in writing and must be signed by the shareholder confirming the proxy or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in Section 705 of the Code. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

         Section 13.    Inspectors of Election.

         (a) In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election for persons to replace those who so fail or refuse at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed If there are three inspectors of

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election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

         (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE III

                              Directors; Management

         Section 14. Powers. Subject to any provisions of the Articles of Incorporation, of the Bylaws and of law limiting the powers of the Board of Directors or reserving powers to the shareholders, the Board of Directors shall, directly or by delegation, manage the business and affairs of the corporation and exercise all corporate powers permitted by law.

         Section 15. Number and Qualification of Directors. The authorized number of directors shall not, unless and until changed by an amendment to this
Section 15 adopted by the shareholders pursuant to Section 48, be less than four nor more than seven provided, however, that so long as the corporation has only one shareholder, the authorized number of directors may be one or two, and so long as the corporation has only two shareholders the number of directors may be two. The exact number of directors within said range shall be fixed by a resolution adopted by the Board of Directors; and unless and until so fixed, the exact number of directors is hereby fixed at five. A reduction in the authorized number of directors shall not remove any director prior to the expiration of such director's term of office. Directors need not be shareholders of the corporation.

         Section 16. Election and Term of Office. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders; provided, however, that if for any reason said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, except as provided in
Section 17, begin immediately after their election and shall continue until their respective successors are elected and qualified.

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         Section 17.    Removal of Directors.

         (a) A director may be removed from office by the Board of Directors if he or she is declared of unsound mind by the order of a court or convicted of a felony. Any or all of the directors may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors, however, unless the entire Board is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director's most recent election were then being elected. A director may also be removed from office by the Superior Court of the county in which the principal office is located, at the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by law.

         (b) No reduction of the authorized number of directors shall have the effect of removing any director before his term of office expires.

         Section 18.    Vacancies.

         (a) A vacancy or vacancies on the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number (by the Board or the shareholders) or otherwise.

         (b) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the remaining directors although less than a quorum, or by a sole remaining director, and each director elected in this manner shall hold office until his successor is elected at an annual or special shareholders' meeting.

         (c) The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

         (d) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

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         Section 19.    Place of Meeting. Regular and special meetings of the
Board of Directors shall be held at any place within or outside the State of California that is designated by resolution of the Board or, either before or after the meeting, consented to in writing by all the Board members. If the place of a regular or special meeting is not fixed by resolution or written consents of the Board, it shall be held at the corporation's principal office.

         Section 20. Organizational Meetings. Immediately following each annual shareholders' meeting, the Board of Directors shall hold an organizational meeting to organize, elect officers, and transact other business. Notice of this meeting shall not be required.

         Section 21.    Special Meeting.

         (a) Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or any two directors.

         (b) Special meetings of the Board shall be held upon four days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone or telegraph. If notice is by telephone, it shall be complete when the person calling the meeting believes in good faith that the notified person has heard and acknowledged the notice. If the notice is by mail or telegraph, it shall be complete when deposited in the United States mail or delivered to the telegraph office at the place where the corporation's principal office is located, charges prepaid and addressed to the notified person at such person's address appearing on the corporate records or, if it is not on these records or is not readily ascertainable, at the place where the regular Board meeting is held.

         Section 22. Quorum. A majority of the authorized number of directors (unless the authorized number of directors is one) shall constitute a quorum for the transaction of business, except to adjourn a meeting under Section 24. Every act done or decision made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws. meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

         Section 23. Contents of Notice and Waiver of Notice. Neither the business to be transacted at, nor the purpose of, any regular or special Board meeting need be specified in the notice or waiver of notice of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to said director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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         Section 24.    Adjournment. A majority of the directors present,
whether or not a quorum is present, may adjourn any meeting to another time and place.

         Section 25. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.

         Section 26. Telephone Participation. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another. Such participation constitutes presence in person at such meeting.

         Section 27. Action without Meeting. The Board of Directors may take any action without a meeting that may be required or permitted to be taken by the Board at a meeting, if all members of the Board individually or collectively consent in writing to the action. The written consent or consents shall be filed in the minutes of the proceedings of the Board. Such action by written consent shall have the same effect as a unanimous vote of directors.

         Section 28. Fees and Compensation. Directors and members of committees shall receive neither compensation for their services nor reimbursement for their expenses unless these payments are fixed by resolution of the Board.

                                   ARTICLE IV

                                    Officers

         Section 29. Officers. The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers, and any other officers who may be appointed under
Section 31 of these Bylaws.

         Section 30. Election. The officers of the corporation, except those appointed under Section 31 of these Bylaws, shall be chosen annually by the Board of Directors, and each shall hold his office until he or she resigns or is removed or otherwise disqualified to serve, or his or her successor is elected and qualified.

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         Section 31.    Subordinate Officers. The Board of Directors may
appoint, and may authorize the President to appoint, any other officers that the business of the corporation may require, each of whom shall hold office for the period, have the authority, and perform the duties specified in the Bylaws or by the Board of Directors.

         Section 32.    Removal and Resignation.

         (a) Any officer may be removed with or without cause either by the Board of Directors at any regular or special directors' meeting or, except for an officer chosen by the Board, by any officer on whom the power of removal may be conferred by the Board.

         (b) Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. An officer's resignation shall take effect when it is received or at any later time specified in the resignation. Unless the resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.

         Section 33. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to the office.

         Section 34. Chairman of the Board. The Chairman of the Board, if such office is created and filled by the Board of Directors, shall preside at all meetings of the directors and shareholders at which he or she is present, shall be ex-officio a member of all the standing committees created by the Board, and shall exercise and perform any other powers and duties assigned to him or her by the Board or prescribed by the Bylaws.

         Section 35. President. Subject to any supervisory powers that may be given by the Board of Directors or the Bylaws to the Chairman of the Board or any other officer who may be designated the Chief Executive Officer, the President shall be the corporation's chief executive officer, subject to the control of the Board of Directors, and shall have general supervision, direction, and control over the corporation's business and officers He or she shall preside as chairman at all meetings of the shareholders and directors not presided over by the Chairman of the Board, shall be ex-officio a member of all the standing committees, shall have the general powers and duties that are prescribed by the Board of Directors or the Bylaws, and shall be primarily responsible for carrying out all orders and resolutions of the Board of Directors.

         Section 36. Vice Presidents. If the President is absent or is unable or refuses to act, the Vice Presidents, if such offices are created and filled, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. Each Vice President shall

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have any other powers and perform any other duties that are prescribed for him or her by the Board of Directors or their Bylaws.

         Section 37.    Secretary.

         (a) The Secretary shall keep or cause to be kept, and be available at the principal office and any other place that the Board of Directors specifies, a book of minutes of all directors' and shareholders' meetings. The minutes of each meeting shall state the time and place that it was held, whether it was regular or special, if a special meeting, how it was authorized, the notice given the names of those present or represented at shareholders' meetings, and the proceedings of the meetings. A similar minute book shall be kept for any committees, if required by the Board.

         (b) The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the shareholders' names and addresses, the number and classes of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation.

         (c) The Secretary shall give, or cause to be given, notice of all directors' and shareholders' meetings required to be given under these Bylaws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or the Bylaws.

         Section 38.    Chief Financial Officer.

         (a) The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         (b) The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with the depositories designated by the Board of Directors. He or she shall disburse the corporation's funds as ordered by the Board of Directors; shall render to the President and directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the corporation's financial condition; and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or Bylaws.

         (c) If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of his or her office and for restoration to the corporation of all its books, papers, vouchers, money, and other property of every kind in his or her possession or under his or her control on his or her death, resignation, retirement, or removal from office.

                                    ARTICLE V

                            General Corporate Matters

         Section 39.    Record Date and Closing of Stockbooks.

         (a) The Board of Directors may fix a time in the future as a record date for determining shareholders entitled to notice of and to vote at any shareholders' meeting: to receive any dividend, distribution, or allotment of rights: or to exercise rights in respect of any other lawful action, including change, conversion, or exchange of shares. The record date shall not, however, be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If a record date is fixed for a particular meeting or event, only shareholders of record on that date are entitled to notice and to vote and to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

         (b) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

         Section 40. Corporate Records and Inspection by Shareholders and Directors.

         (a) Books and records of account and minutes of the proceedings of the shareholders, Board, and committees of the Board shall be kept available for inspection at the principal office. A record of the shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, shall be kept available for inspection at the principal office or at the office of the corporation's transfer agent or registrar.

         (b) A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation shall have an absolute right to do either or both of the following: (1) inspect and copy the record of shareholders' names and addresses and shareholdings during the usual business hours upon five business days' prior written demand upon the corporation; or (2) obtain from the transfer agent for the corporation, upon five business days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate. Inspection and copying may be made in person or by agent or attorney.

         (c) Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

         Section 41. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, and all mortgages, or other evidences of indebtedness, issued in the name of or payable to the corporation, and all assignments and endorsements of the foregoing, shall be signed or endorsed by the person or persons and in the manner specified by the Board of Directors.

         Section 42. Corporate Contracts and Instruments; How Executed. Except as otherwise provided in the Bylaws, officers, agents, or employees must be authorized by the Board of Directors to enter into any contract or execute any instrument in the corporation's name and on its behalf. This authority may be general or confined to specific instances.

         Section 43. Stock Certificates. One or more certificates for shares of the corporation's capital stock shall be issued to each shareholder for any of his shares that are fully paid up. The corporate seal or its facsimile may be fixed on certificates. All certificates shall be signed by (a) either the Chairman of the Board, the President, or a Vice President and (b) either the Secretary, the Chief Financial Officer, or an Assistant Secretary. Any or all of the signatures on the certificate may be facsimile signatures.

         Section 44. Lost Certificates. No new share certificate that replaces an old one shall be issued unless the old one is surrendered and canceled at the same time, provided, however, that if any share certificate is lost, stolen, mutilated, or destroyed, the Board of Directors may authorize issuance of a new certificate replacing the old one on any terms and conditions, including a reasonable arrangement for indemnification of the corporation, that the Board may specify.

         Section 45.    Reports to Shareholders.

         (a) The requirement for the annual report to shareholders referred to in Section 1501(a) of the Code is hereby expressly waived so long as there are less than 100 holders of records of the corporation's shares. The Board of Directors shall cause to be sent to the shareholders such annual or other periodic reports as they consider appropriate or as otherwise required by law. In the event the corporation has 100 or more holders of its shares, an annual report complying with Section 1501(a) and, when applicable, Section 1501(b) of the Code shall be sent to the shareholders not later than 120 days after the close of the fiscal year and at least fifteen (15) days prior to the annual meeting of shareholders to be held during the next fiscal year.

         (b) If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter the financial statements referred to in Section 1501(a) of the Code for such year.

         (c) A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of a corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month, or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in Section 1501(a) of the Code for the last fiscal year. The statement shall be delivered or mailed to the person making the request within thirty (30) days thereafter, copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder. The income statements and balance sheets referred to shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

         Section 46.    Indemnity of Officers and Directors.

         (a) Action, Etc., Other Than by Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an Agent (as that term is defined in paragraph of this Section 46, below) of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceedings if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, has no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

         (b) Action, Etc., by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders, except that no indemnification shall be made under this paragraph (b) of Section 46 for any of the following:

                 (1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

                 (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval: or

                  (3) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

         (c) Determination of Right of Indemnification. Any indemnification under paragraphs (a) or (b) of Section 46, above, shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct by any of the following:

                 (1) A majority vote of a quorum consisting of directors who are not parties to such proceedings;

                 (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinions;

                 (3) Approval of the shareholders by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of shareholders as provided in Section 10, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

                 (4) The court in which such proceeding is or was pending, upon application made by the corporation, or the Agent, the attorney, or another person rendering services in connection with the defense, whether or not such application by the Agent, the attorney, or such other person is opposed by the corporation.

         (d) Advances of Expenses. Expenses (including attorneys' fees), costs, and charges incurred in defending any proceeding shall be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Agent to repay such amount unless it shall be determined ultimately that the Agent is entitled to be indemnified as authorized in this Section 46.

         (e) Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Section 46, to the extent that an Agent has been successful on the merits in a defense of any proceeding, claim, issue or matter referred to in paragraphs (a) and (b), above, such Agent shall be indemnified against all expenses actually and reasonably incurred by the Agent in connection therewith.

         (f)     Right of Agent to Indemnification Upon Applications
Procedure Upon Application. Any indemnification provided for in paragraphs (a),
(b) or (c) of Section 46 shall be made no later than ninety (90) days after the corporation is given notice of a request by Agent, provided that such request is made after final adjudication, dismissal or settlement unless an appeal is filed, in which case the request is made after the appeal is resolved (hereafter referred to as "Final Disposition"). Upon such notice, if a quorum of directors who were not parties to the action, suit or proceeding giving rise to indemnification is obtainable, the corporation shall within two (2) weeks call a Board of Directors meeting to be held within four (4) weeks of such notice, to make a determination as to whether the Agent has met the applicable standard of conduct. Otherwise, if a quorum consisting of directors who were not parties in the relevant action, suit or proceeding is not obtainable, the corporation shall retain (at the corporation's expense) independent legal counsel chosen either jointly by the corporation and Agent or else by corporation counsel within two
(2) weeks to make such determination. If (1) at such directors meeting, such a quorum is not obtained or, if obtained, refuses to make such determination, or
(2) if such legal counsel is not so retained or, if retained, does not make such determination within four (4) weeks, then the Board of Directors shall cause a shareholders meeting to be held within four (4) weeks to make such a determination.

         If notice of a request for payment of a claim under these Bylaws, under any statute, under any provision of any agreement with the corporation, or under the corporation's Articles of Incorporation providing for indemnification or advance or expenses has been given to the corporation by Agent, and such claim is not paid in full by the corporation within ninety (90) days of the later occurring of the giving of such notice and Final Disposition in the case of indemnification and twenty (20) days of the giving of such notice in the case of advance of expenses, Agent may, but need not, at any time thereafter bring an action against the corporation to receive the unpaid amount of the claim or the expense advance and, if successful, Agent shall also be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its Final Disposition) that Agent has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify Agent for the amount claimed, and Agent shall be entitled to receive interim payment of expenses pursuant to paragraph (d) of Section 46 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) that Agent has not met such applicable standard of conduct, shall create a presumption that the Agent has or has not met the applicable standard of conduct.

         (g) Other Rights and Remedies. The indemnification provided by this Section 46 shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, other provision of these Bylaws, the corporation's Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (h) Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section 46.

         (i) Optional Means of Assuring Payment. Upon request by an Agent certifying that the Agent has reasonable grounds to believe the Agent may be made a party to a proceeding for which the Agent may be entitled to be indemnified under this Section 46, the corporation may but is not required to create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

         (j) Savings Clause. If this Section 46 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, or by any other applicable law.

         (k) Definition of Agent. For the purposes of this Section 46, "Agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprises at the request of such predecessor corporation, "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification.

         (l) Indemnification under Section 204(a)(11) of the California Corporations Code. Subject to the provisions of California Corporations Code
Section 204(a)(11) and any other applicable law, notwithstanding any other provisions of these Bylaws, the following shall apply to the indemnification of Agents under these Bylaws:

                 (1) The corporation shall indemnify a person pursuant to this paragraph (1) if the corporation would be required to indemnify such person pursuant to paragraphs (a) and (b) of Section 46, if in paragraphs (a) and (b) the phrase "in a manner such person reasonably believed to be in the best interests of the corporation" is replaced with the phrase "in a manner such person did not believe to be contrary to the best interests of the corporation." If pursuant to paragraphs
         (c) and (f) of Section 46, the person making the paragraphs (a) and/or
         (b), above, conduct standard determination determines that such standard has not been satisfied, such person shall also determine whether this subsection (1) of paragraph (1) conduct standard has been satisfied;

                 (2) There shall be a presumption that the Agent met the applicable standard of conduct required to be met in paragraph (c) of
         Section 46 for indemnification of the Agent, rebuttable by clear and convincing evidence to the contrary;

                 (3) The corporation shall have the burden of proving that the Agent did not meet the applicable standard of conduct in paragraph (c) of Section 46;

                 (4) In addition to the methods provided for in paragraph (c) of Section 46, a determination that indemnification is proper in the circumstances because that Agent met the applicable standard of conduct may also be made by the arbitrator in any arbitration proceeding in which such matter is or was pending;

                 (5) Unless otherwise agreed to in writing between an Agent and the corporation in any specific case, indemnification may be made under paragraph (b) of Section 46 for amounts paid in settling or otherwise disposing of a pending action without court approval.

                                   ARTICLE VI

                                   Amendments

         Section 47. Amendments by Shareholders. Bylaws may be adopted, amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that an amendment to
Section 15 reducing the number of directors on a fixed-number board or the minimum number of directors on a variable-number board to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting, in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

         Section 48. Amendments by Directors. Subject to the right of shareholders under the preceding Section 47, Bylaws may be adopted, amended, or repealed by the Board of Directors, except that only the shareholders can adopt a Bylaw or amendment thereto which specifies or changes the number of directors on a fixed-number Board, or the minimum or maximum number of directors on a variable-number Board, or which changes from a fixed-number Board to a variable-number Board or vice versa, or amends this Section 48.

                                   ARTICLE VII

                             Committees of the Board

         Section 49.    Committees of the Board.

         (a) The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board and with such authority and organization as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board except with respect to:

                 (1) The approval of any action for which shareholder approval is also required;

                 (2) The filling of vacancies on the Board or in any committee;

                 (3) The fixing of compensation of the directors for serving on the Board or on any committee;

                 (4) The amendment or repeal of Bylaws or the adoption of new Bylaws;

                 (5) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

                 (6) Distribution to the shareholders of the corporation as defined in Section 166 of the Code, except at a rate or in a periodic amount or within a price range determined by the Board; and

                 (7) The appointment of other committees of the Board or the members thereof.

         (b) The Board shall designate a chairman for each committee who shall have the sole power to call any committee meeting other than a meeting set by the Board. Except as otherwise established by the Board, Article III of these Bylaws shall apply to committees of the Board and action by such committees, mutatis mutandis.

                            CERTIFICATE OF SECRETARY

         I, the undersigned, certify that:

         1. I am the duly elected and acting Secretary of HealthDesk Corporation, a California corporation: and

         2. The foregoing Bylaws, consisting of 20 pages, is a true and correct copy of the Bylaws as duly adopted for the corporation by the Sole Incorporator on September 25, 1992, and approved by the Board of Directors of the corporation on September 27, 1992.

         IN WITNESS WHEREOF, I have subscribed my name as of the 27th day of September, 1992.


                                      /s/ Dr. A. Joseph Rudick,
                                      ------------------------------------------
                                      Dr. A. Joseph Rudick,
                                      Secretary